UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2018

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The MetLife, Inc. Board of Directors appointed John McCallion Executive Vice President and Chief Financial Officer, to succeed the retiring John C.R. Hele, effective May 1, 2018. Mr. McCallion retained his title as Treasurer. A copy of MetLife’s May 1, 2018 news release announcing this and other senior leadership changes is included in this report as Exhibit 99.1.

Mr. McCallion, age 44, joined MetLife in July 2006. He has served MetLife as Chief Financial Officer for Investments, head of Investor Relations, Chief Financial Officer for the Europe, the Middle East, and Africa region (“EMEA”) beginning in 2012, and Executive Vice President and Treasurer beginning in 2016.

Mr. McCallion’s previous MetLife service in EMEA causes multi-jurisdiction tax complexity that persists for several years after his return to the U.S. As a result, on May 4, 2018, MetLife, Inc. agreed to provide Mr. McCallion with reasonable tax return preparation services for tax years ending in 2016 through 2018. This description of the agreement is not complete and is qualified in its entirety by reference to the agreement, which is filed as an exhibit to this report and incorporated herein by reference.

MetLife, Inc. will disclose any subsequent material arrangement in connection with Mr. McCallion’s appointment in an amendment to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Letter Agreement entered May 4, 2018 between MetLife, Inc. and John McCallion

99.1	News release of MetLife, Inc. dated May 1, 2018 announcing senior leadership changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Jeannette N. Pina
Name: Jeannette N. Pina
Title: Vice President and Secretary

Date: May 7, 2018